PROCEEDS GUARANTEE AGREEMENT

     PROCEEDS GUARANTEE AGREEMENT (the "Guarantee") dated December 20, 1998 by and between Kimeragen, Inc., a Delaware corporation ("Seller"), and AgriBioTech, Inc., a Nevada corporation ("ABT" or the "Buyer").

                              W I T N E S S E T H:

     WHEREAS, Buyer has agreed to license from Seller certain intellectual property rights (the "Assets") pursuant to a License Agreement dated December 20, 1998 (the "License Agreement") by and between Seller and Buyer and purchase shares of Seller's Common Stock pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated December 20, 1998 (the "Signing Date") by and between Seller and ABT;

     WHEREAS, pursuant to Section 1B of the Stock Purchase Agreement and Sections 3.1.1 and 3.1.4 of the License Agreement, ABT will transfer to the Seller (or Seller's broker-dealer) in the aggregate, Two Hundred Twenty Five Thousand (225,000) shares of ABT Common Stock, par value $0.01 per share ("ABT Common Stock"), at the Closing (as defined in the Stock Purchase Agreement), and subject to adjustments as provided herein, and may transfer additional shares of ABT Common Stock (collectively, the "ABT Shares") as set forth herein;

     WHEREAS, pursuant to Sections 2F and 3E of the Stock Purchase Agreement, Seller and Buyer have entered into a Lock-Up Agreement (the "Lock-Up") pursuant to which Seller has agreed that it shall not sell, transfer or otherwise dispose of the ABT Shares except as specified in the Lock-Up; and

     WHEREAS, pursuant to Section 2D of the Stock Purchase Agreement, ABT has guaranteed Seller $4,000,000 in cash by guaranteeing the Guaranteed Net Proceeds (as defined below) from the sale of the ABT Shares when sold pursuant to the Lock-Up.

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Guarantee, the parties hereto hereby agree as follows:

Section 1. The ABT Shares, if sold in accordance with the terms of the Lock-Up, shall have Guaranteed Net Proceeds (defined as gross sales price less customary sales commissions using a resale prospectus and any applicable stock transfer and sales taxes) in order that Seller shall have received no less than $3,000,000 in cash proceeds from the sale of ABT Shares as of the date 90 days after the Signing and no less than $4,000,000 as of the date 120 days after the Signing.

Section 2. (a) Interim determinations of the Guaranteed Net Proceeds shall be made on each of February 26,1999, March 8, 1999, 90 days and 120 days after the Signing Date. The final determination of the Guaranteed Net Proceeds shall be made at date no later than 127 days after the Closing Date or within 7 days of when all of the ABT Shares have been sold pursuant to the Lock-Up.


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     (b)  On or about  February  26, 1999,  ABT and Seller will review  Seller's schedule of all sales of ABT Shares prior to that date. To the extent that the aggregate value (determined by multiplying the last sale price of ABT Common Stock as quoted on the Nasdaq National Market, the "Fair Market Value Per Share," times the number of remaining ABT shares) of the remaining ABT Shares held by Seller combined with net cash proceeds received from sales prior to that date by Seller are less than $4,000,000, ABT shall, at its sole option, issue additional ABT Shares (valued at the Fair Market Value) and/or deposit cash into an escrow account in an amount equal to such difference, sufficient to ensure that Seller shall have received no less than $3,000,000 in cash proceeds from sales of ABT Shares as of the date 90 days after the Signing Date and no less than $4,000,000 as of the date 120 days after the Signing Date.

     (c) On March 8, 1999, ABT shall provide Seller in writing with its determination made in accordance with subsection (b) above, however, brought current through March 5, 1999 (ABT and Seller will review an updated schedule of all sales of ABT shares), and on such date ABT shall deposit the cash into an escrow account and/or deliver additional ABT Shares to Seller's broker-dealer to ensure that Seller shall receive $3,000,000 in cash proceeds from sales of ABT Shares as of the date 90 days after the Signing Date and no less than $4,000,000 as of the date 120 days after the Signing Date. To the extent that Seller has received net cash proceeds of less than $4,000,000 by 120 days after the Signing Date, ABT shall pay to Seller cash for any such deficit and Seller shall deliver any remaining ABT Shares to ABT, if any, at a date no later than one week after such 120 day period.

     (d) To the extent that Seller Seller retains any ABT Shares after receiving $4,000,000 in cash proceeds from sales of ABT Shares, the Seller shall deliver such shares back to ABT and such excess cash over $4,000,000, if any, at a date no later than one week after receiving ne cash proceeds of $4,000,000.

     (e) In the event that Seller offers, sells, transfers or otherwise disposes of the ABT Shares in violation of the Lock-Up, without the prior written consent of ABT, (i) the Guarantee shall not apply to the Guaranteed Net Proceeds received from such sales and the Guarantee shall from that time be null and void, and (ii) all proceeds in excess of $17.78 per share from the sale of all ABT Shares, regardless of whether such proceeds derive from sales made prior to, concurrent with or subsequent to such event of default, shall be paid to ABT as liquidated damages.

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     (f)  In the  event ABT  delivers  to Seller  the  certificate  set forth in
          Section 4.5(iii)(c) of the Stock Purchase Agreement, ABT shall pay to Seller within 2 business days of such delivery the amount equal to the difference of $4,000,000 and the net cash proceeds received by Seller as of that date. Seller shall assign to ABT, within 2 business days of such delivery, the remaining unsold ABT Shares or, at ABT's option, shall sell the remaining ABT shares at the rates specified in the Lock-Up and deliver to ABT the net proceeds in excess of the $4,000,000 due to Seller.

     (g) In the event that by January 8, 1999, Buyer does not have an effective Registration Statement (as such term is defined in Section 36 of the Stock Purchase Agreement) allowing public resale of the ABT Shares, Buyer shall pay to Seller by January 12, 1999, $500,000 in cash which shall be deemed to be an advance of $500,000 of the Guaranteed Net Proceeds.

Section 3. Subject to Section 6 hereunder, this Agreement shall inure to the benefit of and be binding upon ABT and its successors and assigns, and upon the Seller and its successors and assigns.

Section 4. Should any part of this Guarantee, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Guarantee had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Guarantee without including therein any portion which may for any reason be declared invalid.

Section 5. This Guarantee shall be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

Section 6. This Guarantee and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

Section 7. (a) All notices, requests, consents, and demands by the parties hereunder shall be delivered by hand, recognized national overnight courier or by deposit in the United States Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the address set forth below:

                           (i)      if to the Seller to:

                                    Kimeragen, Inc.
                                    300 Pheasant Run
                                    Newtown, PA 18940
                                    Attention: President
                                    Telecopier No.: (215) 504-4545

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                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    1633 Broadway, 47th Floor
                                    New York, New York 10019
                                    Attention: Ellen B. Corenswet
                                    Telecopier No.: (212) 586-7878


                           (ii)     if to ABT to:

                                    AgriBioTech, Inc.
                                    120 Corporate Park Drive
                                    Henderson, Nevada 89014
                                    Attention: Johnny R. Thomas, CEO
                                    Telecopier No.: (888) 800-4841

                                    with a copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue
                                    New York, New York  10158
                                    Attention: Elliot H. Lutzker, Esq.
                                    Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

Section 8. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Guarantee shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Guarantee on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Guarantee as of the day and year first written above.

                                         KIMERAGEN, INC.

                                         By: /s/ Gerald Messerschmidt, M.D.
                                             -----------------------------------
                                         Name: Gerald Messerschmidt, M.D.
                                         Title: President

                                         AGRIBIOTECH, INC.

                                         By: /s/ Thomas B. Rice
                                             -----------------------------------
                                         Name: Thomas B. Rice
                                         Title: Vice President